Exhibit 5.1

25 September 2018	Our Ref: RDL/AB/148706

Farfetch Limited

c/o Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Sirs

FARFETCH LIMITED

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration by Farfetch Limited (the “Company”), of 75,562,197 Class A ordinary shares with a par value of $0.04 per share in the capital of the Company (the “Shares”) for issuance under the 2018 Farfetch Employee Equity Plan (the “2018 Plan”), the Farfetch.com Limited 2015 Long-Term Incentive Plan, as amended (the “2015 Plan”), the Farfetch.com Limited Share Option Scheme (the “2013 Scheme”), Farfetch.com Limited Enterprise Management Incentive Scheme (the “2013 EMI Scheme”) and certain additional option arrangements in connection with the acquisition of Fashion Concierge UK Limited (the “Fashion Concierge Scheme” and together with the 2018 Plan, 2015 Plan, 2013 Scheme and the 2013 EMI Scheme the “Plans”) under the United States Securities Act of 1933, as amended (the “Securities Act”) and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.

The Shares have been duly authorised by all necessary corporate action of the Company and upon the issue of the Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Shares have been issued credited as fully paid), delivery and payment therefore

Walkers

190 Elgin Avenue, George Town

Grand Cayman KYl -9001, Cayman Islands

T +l 345 949 0100 F +l 345 949 7886 www.walkersglobal.com

by the purchaser in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and the Plans and in the manner contemplated by the Registration Statement and the Prospectus (as each term is defined in Schedule 1), the Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

The foregoing opinion is given based on the following assumptions.

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	The Memorandum and Articles of Association (as defined in Schedule 1) reviewed by us will be the memorandum and articles of association of the Company in effect upon the issuance of the Shares.

3.

The Company Records (as defined in Schedule 1) are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

4.	The accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and all other documents reviewed by us.

5.	The Company will receive consideration in money or money’s worth for each Share when issued, such price in any event not being less than the stated par or nominal value of each Share.

6.

The Resolutions (defined in Schedule 1) are and shall remain in full force and effect and have not been and will not be rescinded or amended. The Resolutions were duly adopted at duly convened meetings of the Board of Directors and such meetings were held and conducted in accordance with the memorandum and articles of association of the Company in force at the relevant time.

7.

Each of the Registration Statement and the Plans (including each grant notice issued pursuant thereto) will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue of the Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

8.	All preconditions to the issue of the Shares under the terms of the Plans will be satisfied or duly waived prior to the issue of the Shares and there will be no breach of the terms of the Plans.

9.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.

We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing (as defined in Schedule 1) issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm in the Prospectus.

Yours faithfully

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 15 May 2018 and the Amended and Restated Memorandum and Articles of Association of the Company dated 20 September 2018 (the “Memorandum and Articles of Association”), the Register of Directors, Register of Officers and Register of Mortgages and Charges, copies of which have been provided to us by its registered office in the Cayman Islands (together, the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 24 September 2018.

3.	A Certificate of Good Standing dated 24 September 2018 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.	Copies of the executed minutes of the meetings of the board of Directors dated 17 August 2018 approving the Plans (together, the “Resolutions”).

5.	Copies of the following documents (the “Documents”):

(a)

the Registration Statement on Form S-8, originally filed on 25 September 2018 by the Company with the United States Securities and Exchange Commission (“SEC”) (including all amendments or supplements thereto the “Registration Statement”);

(b)	the prospectus filed with the SEC on August 20, 2018, including all amendments and exhibits thereto, relating to the Registration Statement on Form F-1 (Reg. No. 333-226929) (the “Prospectus”);

(c)	the Plans; and

(a)	such other documents as we have deemed necessary to render the opinions set forth herein.